SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                   Post-Effective Amendment No. 1 to Form 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------


                       CORNING CLINICAL LABORATORIES INC.
                 (to be renamed Quest Diagnostics Incorporated)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                  16-1387862
----------------------------------------    ------------------------------------
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

           One Malcolm Avenue
          Teterboro, New Jersey                              07608
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(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

           Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                            Name of each exchange on which
to be so registered                                            each class is to be registered
-------------------                                            ------------------------------

$150,000,000 principal amount of 10 3/4% Senior                  New York Stock Exchange, Inc.
Subordinated Notes due 2006 of Corning Clinical
Laboratories Inc.  The payment of the principal and
interest on the Senior Subordinated Notes are guaranteed
on a senior subordinated basis.


Securities to be registered pursuant to Section 12(g) of the Act:  None

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of the Registrant's Securities to be Registered.

         $150,000,000 principal amount of 10 3/4% Senior Subordinated Notes due 2006 (the "Notes") of Corning Clinical Laboratories Inc. (the "Company"). The payment of the principal and interest on the Notes are guaranteed on a senior subordinated basis.

         The description of the Notes set forth under the caption "Description of the Notes" in the prospectus, dated December 11, 1996, that is part of the Company's Registration Statement on Form S-1 (No. 333-15867), as filed by the Company pursuant to the Securities Act of 1933, as amended, on December 13, 1996, is incorporated herein by reference.


Item 2.  Exhibits.

         2.1. Restated Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's Registration Statement on Form 10 (File No. 1-12215) (the "Form 10") and incorporated herein by reference).

         2.2. By-laws of the Company (previously filed as an exhibit to the Company's Form 10 and incorporated herein by this reference).

         2.3. Form of 10 3/4% Senior Subordinated Notes due 2006 (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-15867) and incorporated herein by reference).

         2.4. Form of Indenture among the Company, the Guarantors named therein and The Bank of New York, as Trustee, dated December 16, 1996 (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-15867) and incorporated herein by reference).

                                    SIGNATURE


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CORNING CLINICAL LABORATORIES INC.
                                       (Registrant)



                                     By: /s/ Leo C. Farrenkopf, Jr.
                                         ------------------------------
                                             Leo C. Farrenkopf, Jr.
                                             Vice President and
                                             Associate General Counsel






Date: December 16, 1996